Exhibit 3.31

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “DELMARVA BANK DATA PROCESSING CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 2008, AT 6:16 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “DDC ACQUISITION COMPANY, LLC” TO “DELMARVA BANK DATA PROCESSING CENTER, LLC”, FILED THE TWENTIETH DAY OF JULY, A.D. 2009, AT 6:22 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “DELMARVA BANK DATA PROCESSING CENTER, LLC”.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Jeffrey W. Bullock
4605379 8100H		Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8063687
100668546		DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:23 PM 09/25/2008 FILED 06:16 PM 09/25/2008 SRV 080988922 – 4605379 FILE

CERTIFICATE OF FORMATION

OF

DDC ACQUISITION COMPANY, LLC

1. The name of the limited liability company (the “Company”) is DDC Acquisition Company, LLC.

2. The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Company’s registered agent at such address is The Corporation Trust Company.

Dated this 25th day of September, 2008

/s/ Jesse A. Capelle
Jesse A. Capelle, Organizer

State of Delaware Secretary of State Division of Corporations Delivered 06:28 PM 07/20/2009 FILED 06:22 PM 07/20/2009 SRV 090712613 – 4605379 FILE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF FORMATION OF

DDC ACQUISITION COMPANY, LLC

DDC ACQUISITION COMPANY, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the “Company”), does hereby certify:

FIRST: That the undersigned hereby declares that it is advisable and in the best interests of the Company that the FIRST Article of the Certificate of Formation of the Company be amended to read as follows:

FIRST: The name of the Company is Delmarva Bank Data Processing Center, LLC.

SECOND: That in accordance with section 18-202 of the Limited Liability Company Act of the State of Delaware the holder of all of the issued and outstanding membership interests of the Company has given written consent in favor of such amendment.

THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of sections 18-202 and 18-404(d) of the Limited Liability Company Act of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by Jerry White, Vice President, on this 10th day of June, 2009.

DDC ACQUISITION COMPANY, LLC

BY	/s/ Jerry White
Jerry White, Vice President